                                                                    Exhibit 3.12


                    AMENDMENT NO. 8 TO AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                          OF PRIME GROUP REALTY, L.P.


     This AMENDMENT NO. 8 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. (this "Amendment") is made as of May 15, 1998 by Prime Group Realty Trust, a Maryland real estate investment trust ("PGRT"), as the Managing General Partner of Prime Group Realty, L.P., a Delaware limited partnership (the "Partnership"), and on behalf of the other Partners (as hereinafter defined). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 17, 1997, by and among PGRT and the other parties signatory thereto, as amended thereafter (as so amended, the "Limited Partnership Agreement").

                             W I T N E S S E T H:

     WHEREAS, pursuant to Section 4.3.C. of the Limited Partnership Agreement, the Managing General Partner may raise all or any portion of Additional Funds required by the Partnership for the acquisition of additional properties by accepting additional Capital Contributions, including the issuance of Common Units for Capital Contributions that consist of property or interests in property;

     WHEREAS, pursuant to that certain Exchange Agreement dated as of December 15, 1997 by and between H Group LLC, a Delaware limited liability company ("HG"), and the Partnership (the "Exchange Agreement"), HG agreed, among other things, to grant to the Partnership an option (the "First Option") to exchange the Underlying Option (as defined in the Exchange Agreement) for 220,000 Common Units of Limited Partner Interest (subject to adjustment pursuant to the terms of the Exchange Agreement), which grant of the First Option contemplated the transfer by the Partnership to HG of 5,000 Common Units of Limited Partner Interest on the date thereof and, subject to the terms of the First Option, 5,000 Common Units of Limited Partner Interest (subject to adjustment pursuant to the terms of the Exchange Agreement) on the 15th day of each month thereafter (each such transfer a "First Option Maintenance Transfer") for such number of months set forth in the Exchange Agreement;

     WHEREAS, the Partnership has agreed to the terms of the grant by HG of the First Option set forth in the Exchange Agreement and desires to effect the First Option Maintenance Transfer due on May 15, 1998;

     WHEREAS, HG was admitted to the Partnership as an Additional Limited Partner as of December 15, 1997 pursuant to Amendment No. 2 to the Limited Partnership Agreement;

     WHEREAS, the Partners desire to amend the Limited Partnership Agreement to reflect the increase in outstanding Common Units resulting from the issuance of Common Units to HG in connection with the First Option Maintenance Transfer due on May 15, 1998;

     WHEREAS, on March 31, 1998, (i) 10,000 Common Shares were issued in a grant to William M. Karnes pursuant to the terms of Mr. Karnes' employment agreement with PGRT and (ii) 2,500 Common Shares were issued in a grant to Stephen J. Nardi pursuant to the terms of Mr. Nardi's consulting agreement with PGRT (such 2,500 Common Shares, together with the 10,000 Common Shares referred to in clause (i) of this sentence, are collectively referred to herein as the "Grant Shares");

     WHEREAS, for purposes of the Grant Shares, PGRT will be deemed to have compensated Messrs. Karnes and Nardi in cash, that Messrs. Karnes and Nardi in turn paid cash for the Grant Shares and that PGRT then contributed such cash to the Partnership in exchange for Common Units corresponding to the Grant Shares;

     WHEREAS, the Partners desire to amend the Limited Partnership Agreement to reflect the increase in outstanding Common Units as a result of the issuance of 12,500 Common Units to PGRT in connection with the issuance and grant by PGRT of the Grant Shares to the Purchasers; and

     WHEREAS, Sections 2.4 and 12.3 of the Limited Partnership Agreement authorizes, among other things, the Managing General Partner, as true and lawful agent and attorney-in fact, to execute, swear to, acknowledge, deliver, file and record this Amendment on behalf of each Partner that has executed the Limited Partnership Agreement and on behalf of the Partnership.

     NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Acceptance of Capital Contribution in Exchange for Common Units. (a) PGRT, as Managing General Partner and on behalf of the Partnership, hereby accepts the grant of the rights consisting of the First Option during the sixth month of the term of the First Option from HG as a Capital Contribution having a value on the date hereof of $100,000, in exchange for 5,000 Common Units of Limited Partner Interest which are hereby issued by the Partnership to HG pursuant to Section 4.3.C. of the Limited Partnership Agreement, and which are evidenced by Common Unit Certificate No. 29 of the Partnership.

          (b) Each of the Common Units of Limited Partner Interest issued to HG pursuant to this Section 1 shall have the same terms and provisions of the Common Units of Limited Partner Interest issued by the Partnership on November 17, 1997 except that (i) the

Exchange Rights relating thereto may be exercised at any time after December 15, 1998 (as opposed to November 17, 1998) and (ii) such Common Units of Limited Partner Interest will be subject to the Registration Rights Agreement dated as of December 15, 1997 by and among PGRT, the Partnership and HG as opposed to the Registration Rights Agreement entered into by PGRT and the Partnership on November 17, 1997.

     Section 2. Issuance of Common Units Corresponding to the Grant Shares. The Partnership hereby issues, effective as of March 31, 1998, 12,500 Common Units of General Partner Interest to PGRT, which shall correspond to the Grant Shares. Such Common Units of General Partner Interest issued pursuant to this Section 2 shall not be evidenced by a Common Unit certificate unless hereafter requested by PGRT.

     Section 3. Amendment of Exhibit A to the Limited Partnership Agreement. Exhibit A to the Limited Partnership Agreement is hereby amended and restated to reflect the aforementioned change(s) by deleting Exhibit A attached thereto in its entirety, and by attaching in lieu thereof a replacement exhibit in the form of Exhibit A attached hereto. From and after the effectiveness of this Amendment, the amended and restated Exhibit A attached hereto shall be the only Exhibit A to the Limited Partnership Agreement, unless and until it is hereafter further amended.

     Section 4.  Reference to and Effect on the Limited Partnership Agreement.

          A. The Limited Partnership Agreement is hereby deemed to be amended to the extent necessary to effect the matters contemplated by this Amendment. Except as specifically provided for hereinabove, the provisions of the Limited Partnership Agreement shall remain in full force and effect.

          B. The execution, delivery and effectiveness of this Amendment shall not operate (i) as a waiver of any provision, right or obligation of the Managing General Partner, the other General Partner or any Limited Partner under the Limited Partnership Agreement except as specifically set forth herein or
(ii) as a waiver or consent to any subsequent action or transaction.

     Section 5. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                           [signature page follows]

                                       AMENDMENT NO. 8 TO AMENDED AND RESTATED
                                       AGREEMENT OF LIMITED PARTNERSHIP OF PRIME
                                       GROUP REALTY, L.P.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                       MANAGING GENERAL PARTNER:
                                       ------------------------

                                       PRIME GROUP REALTY TRUST, a
                                       Maryland real estate investment trust


                                       By: /s/ William M. Karnes
                                           ---------------------------------

                                       Name:  William M. Karnes

                                       Title: Executive Vice President


                                       LIMITED PARTNERS:
                                       ----------------

                                       Each Limited Partner hereby executes
                                       this Amendment to the Limited
                                       Partnership Agreement.

                                       By:  PRIME GROUP REALTY TRUST, a
                                            Maryland real estate investment
                                            trust, as attorney-in fact


                                            By: /s/ William M. Karnes
                                                ----------------------------

                                            Name: William M. Karnes

                                            Title: Executive Vice President



326700.1

                                  EXHIBIT A/*/

              Partners, Number of Units and Capital Contributions

                                        Number of                   Capital
Managing General Partner               Common Units               Contribution
------------------------               ------------               ------------
Prime Group Realty Trust                15,572,494                     /**/
       77 West Wacker Drive
       Suite 3900
       Chicago, IL 60601
       Attn: Richard S. Curto
             James F. Hoffman

General Partner
---------------

The Nardi Group, L.L.C.                    972,100                 $18,542,000
       c/o Stephen J. Nardi
       4100 Madison Street
       Hillside, IL 60162


Limited Partners
----------------

Edward S. Hadesman                         388,677                 $ 7,773,540
Trust Dated May 22, 1992
       c/o Edward S. Hadesman
       2500 North Lakeview, Unit 1401
       Chicago, IL 60614

Grandville/Northwestern                      9,750                 $   195,000
Management Corporation
       c/o Edward S. Hadesman
       2500 North Lakeview, unit 1401
       Chicago, IL 60614


Carolyn B. Hadesman                         54,544                 $ 1,090,880
Trust Dated May 21, 1992
       c/o Edward S. Hadesman
       2500 North Lakeview, Unit 1401
       Chicago, IL 60614


--------------------

/*/ As amended by Amendment No. 8 to the Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P.

/**/ This amount shall be inserted by the Managing General Partner.

              Partners, Number of Units and Capital Contributions

                                        Number of                   Capital
Limited Partners (Cont'd)              Common Units               Contribution
-------------------------              ------------               ------------
Lisa Hadesman 1991 Trust                   169,053                  $3,381,060
       c/o Edward S. Hadesman
       2500 North Lakeview, Unit 1401
       Chicago, IL 60614

Cynthia Hadesman 1991 Trust                169,053                  $3,381,060
       c/o Edward S. Hadesman
       2500 North Lakeview, Unit 1401
       Chicago, IL 60614

Tucker B. Magid                             33,085                  $  661,700
       545 Ridge Road
       Highland Park, IL 60035

Frances S. Shubert                          28,805                  $  576,100
       511 Lynn Terrace
       Waukegan, IL 60085

Grandville Road Property, Inc.               7,201                  $  144,020
       c/o Ms. Frances S. Shubert
       511 Lynn Terrace
       Waukegan, IL 60085

Sky Harbor Associates                       62,149                  $1,242,980
       c/o Howard I. Bernstein
       6541 North Kilbourn
       Lincolnwood, IL 60646

Jeffrey A. Patterson                       110,000                  $2,200,000
       c/o Prime Group Realty Trust
       77 West Wacker Drive
       Suite 3900
       Chicago, IL 60601

Primestone Investment Partners, L.P.     7,944,893                    /**/
       c/o The Prime Group, Inc.
       77 West Wacker Drive
       Suite 3900
       Chicago, IL 60601
       Attn: Paul A. Roehri


---------------------------

/**/ This amount shall be inserted by the Managing General Partner.

              Partners, Number of Units and Capital Contributions

                                        Number of                   Capital
Limited Partners (Cont'd)              Common Units               Contribution
-------------------------              ------------               ------------
Prime Group Limited Partnership             47,525                  $  950,500
       c/o The Prime Group, Inc.
       77 West Wacker Drive
       Suite 3900
       Chicago, IL 60601
       Attn: Michael W. Reshcke
             Robert J. Rudnik

H Group LLC                                281,572                  $5,500,000
       c/o Heitman Financial Ltd.
       180 N. LaSalle
       Suite 3600
       Chicago, IL 60601
       Attn: Norman Perlmutter

Ray R. Grinvalds                             5,216                  $  104,320
       217 Deer Valley Drive
       Barrington, IL 60010

Warren H. John                              37,259                  $  745,180
       1730 N. Clark Street
       Chicago, IL 60614


              Partners, Number of Units and Capital Contributions

                                  Number of Convertible             Capital
Managing General Partner             Preferred Units              Contribution
------------------------             ---------------              ------------
Prime Group Realty Trust                 2,000,000                    /**/
       77 West Wacker Drive
       Suite 3900
       Chicago, IL 60601
       Attn: Richard S. Curto
             James F. Hoffman

-----------------------

/**/  This amount shall be inserted by the Managing General Partner.